Exhibit 7.2

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER

THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)      ☐

The Bank of New York Trust Company, N.A.

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation or organization if not a U.S. national bank)	95-3571558 (I.R.S. Employer Identification Number)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip Code)

Agrium Inc.

(Exact name of obligor as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0346248 (I.R.S. Employer Identification No.)
13131 Lake Fraser Drive S.E. Calgary, Alberta, (Address of principal executive offices)	T2J 7E8 (Zip Code)

DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasure	Washington, D.C.
Federal Reserve Bank	San Francisco, California
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliation with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instructions B under Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d)

Exhibit No.	Description
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).
2.	A copy of the certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948) .
3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948) .
4.	A copy of the existing bylaws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948) .
6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948) .
7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority .

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Trust Company, N.A. a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 13th day of August, 2007.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	2,391
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	65,083
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	48,400
Securities purchased under agreements to resell	54,885
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income 0
LESS: Allowance for loan and
lease losses 0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	8,755
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Not applicable
Intangible assets:
Goodwill	924,236
Other Intangible Assets	270,030
Other assets	143,616
Total assets	$1,517,436

LIABILITIES
Deposits:
In domestic offices	1,691
Noninterest-bearing 1,691
Interest-bearing 0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	118,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	126,416
Total liabilities	246,798
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	148,100
Accumulated other comprehensive
income	18
Other equity capital components	0
Total equity capital	1,270,638
Total liabilities, minority interest, and equity capital
(sum of items 21, 22, and 28)	1,517,436

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)